SECOND QUARTER REPORT
2007

TO OUR STOCKHOLDERS

Union National reported consolidated net income of $337,000 for the second quarter of 2007, as compared to net income of $472,000 for the same period of 2006. Basic and diluted earnings per share for the three months ended June 30, 2007 and 2006 was $0.13 and $0.19, respectively.

Second quarter results included several non-recurring items, including gains and losses on sales of investment securities; a charge to recognize the impairment in value of an investment security; expenses related to the staff restructuring program that was begun in the first quarter; higher-than-normal professional and legal fees; expenses related to a future branch site which management has decided not to pursue at this time; and operating losses incurred by our mortgage subsidiary, Home Team Financial, LLC. These items combined to decrease our after-tax net income by approximately $475,000 or $0.19 per share compared to last year. We believe these one-time charges are behind us now, as we position Union National for more profitable, normal operations going forward.

Our net interest margin rose to 3.90% in the second quarter of 2007, up from 3.61% in the first quarter, and ahead of our margin from one year ago. Operating expenses, excluding the costs associated with our staff reorganization, are expected to be below 2006 levels going forward. We are gratified to see that our actions in January to deleverage the investment portfolio followed by the steps we took in March and April to restructure the organization are having positive bottom line results as we continue to make progress in returning Union National to historical financial performance levels.

The Board of Directors of Union National Financial Corporation approved the payment of its third regular quarterly cash dividend for 2007. The cash dividend of six cents per share is payable on August 20, 2007, to stockholders of record on August 6, 2007.

In April we opened a Business Banking Center in the Ephrata Cloister Shopping Center. This Office gives us a presence in a growing market in Lancaster County, and the initial results have been very encouraging.

Our Vice Chairman and Secretary, Carl R. Hallgren, reached mandatory retirement age in June. He had served on Union National Financial Corporation’s Board of Directors since its inception in 1986, and will continue to serve on the Board of Union National Community Bank until the end of the year. I am pleased to announce that James R. Godfrey has been appointed Vice Chairman, Darwin A. Nissley has been appointed Secretary, and Stephen D. Staman has been appointed Vice President of Union National Financial Corporation.

We thank you for your continued support of your Company as we move forward.

Sincerely yours,
Mark D. Gainer
Chairman, CEO & President Union National Financial Corporation

FINANCIAL HIGHLIGHTS, 2ND QUARTER 2007:

	Three Months Ended June 30,			Six Months Ended June 30,
(Dollars in thousands, except per share data)	2007	2006	%Change	2007	2006	%Change

INCOME STATEMENT DATA
Net Interest Income	$4,036	$3,702	9.0%	$7,810	$7,290	7.1%
Provision for Loan and Lease Losses	270	307	-12.1%	477	337	41.5%
Other Operating Income	1,587	2,095	-24.2%	3,700	3,949	-6.3%
Net Investment Security Gains	597	19	nc	78	41	90.2%
Restructuring Charge	181	–	nc	717	–	nc
Other Operating Expenses	5,476	5,092	7.5%	10,797	9,663	11.7%
Net Income (Loss)	337	472	-28.6%	(19)	1,242	nc
Per Share Information:
Net Income (Loss) for Period – Basic	$0.13	$0.19	-31.6%	$(0.01)	$0.49	nc
Net Income (Loss) for Period – Assuming Dilution	0.13	0.19	-31.6%	(0.01)	0.49	nc
Dividends per Share	0.06	0.16	-62.5%	0.16	0.32	-50.0%

nc – Not calculable

	As of June 30,
	2007	2006	%Change

BALANCE SHEET DATA
Total Assets	$479,382	$500,932	-4.3%
Total Loans and Leases	358,553	323,634	10.8%
Total Deposits	356,581	330,483	7.9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

FINANCIAL RATIOS
Return on Average Stockholders’ Equity	4.74%	6.71%	-0.13%	9.02%
Return on Average Realized Stockholders’ Equity*	4.70%	6.51%	-0.13%	8.78%
Return on Average Assets	0.29%	0.40%	-0.01%	0.53%
Net Interest Margin	3.90%	3.58%	3.75%	3.59%
Quarterly Average Stock Price per Share	$16.40	$19.53

	As of June 30,
	2007	2006

Nonperforming Loans and Leases as a % of Total Loans and Leases	0.77%	0.54%
Book Value per Share	$11.16	$10.48

*Excludes the impact of accumulated other comprehensive loss on total stockholders’ equity.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,
(Dollars in thousands, except share data)	2007	2006

ASSETS
Cash and Due from Banks	$15,330	$15,699
Interest-Bearing Deposits in Other Banks	159	137
Fed Funds Sold	14,234	–
Total Cash and Cash Equivalents	29,723	15,836
Investment Securities Available for Sale	62,830	131,384
Loans Held for Sale	1,493	387
Loans and Leases, Net of Unearned Income	358,553	323,634
Less: Allowance for Loan and Lease Losses	(3,449)	(2,817)
Net Loans and Leases	355,104	320,817
Premises and Equipment, Net	9,482	9,336
Restricted Investment in Bank Stocks	4,013	6,005
Bank-Owned Life Insurance	10,452	10,041
Other Assets	6,285	7,126
TOTAL ASSETS	$479,382	$500,932

LIABILITIES
Deposits:
Noninterest-Bearing	$47,893	$48,381
Interest-Bearing	308,688	282,102
Total Deposits	356,581	330,483
Short-Term Borrowings	3,877	9,598
Long-Term Debt	68,816	119,495
Junior Subordinated Debentures	17,341	11,341
Other Liabilities	4,408	3,439
TOTAL LIABILITIES	451,023	474,356

Minority Interest in Consolidated Subsidiaries	(21)	184

STOCKHOLDERS’ EQUITY
Common Stock (Par Value $.25 per share)	740	737
Shares: Authorized – 20,000,000; Issued – 2,960,168 and 2,949,681 shares at June 30, 2007 and 2006, respectively; Outstanding – 2,542,293 and 2,518,260 shares at June 30, 2007 and 2006, respectively
Surplus	13,240	13,085
Retained Earnings	23,037	23,014
Accumulated Other Comprehensive Loss	(312)	(1,845)
Treasury Stock, at cost – 417,875 and 431,421 shares at June 30, 2007 and 2006, respectively	(8,325)	(8,599)
TOTAL STOCKHOLDERS’ EQUITY	28,380	26,392
TOTAL LIABILITIES and STOCKHOLDERS’ EQUITY	$479,382	$500,932

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,		Year to Date June 30,
(Dollars in thousands, except per share data)	2007	2006	2007	2006

Net Income (Loss) for Period	$337	$472	$(19)	$1,242
Other Comprehensive Income (Loss), Net of Tax:
Unrealized Holding Losses on Available-for-Sale Investment Securities Arising During Period	(460)	(1,298)	(369)	(1,331)
Reclassification Adjustment for Losses Included in Net Income (Loss)	(98)	(13)	245	(28)
Unrealized Losses on Cash Flow Hedges Arising During Period	(44)	(19)	(39)	(39)
Reclassification Adjustment for Hedging Losses Included in Net Income (Loss)	73	–	93	–
Total Other Comprehensive Loss	(529)	(1,330)	(70)	(1,398)
COMPREHENSIVE LOSS for PERIOD	$(192)	$(858)	$(89)	$(156)

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended June 30,		Year to Date June 30,
(Dollars in thousands, except per share data)	2007	2006	2007	2006

INTEREST INCOME
Interest and Fees on Loans and Leases	$6,759	$5,720	$13,214	$11,075
Investment Securities:
Taxable Interest	701	1,175	1,618	2,164
Tax-Exempt Interest	187	355	404	719
Dividends	66	100	151	176
Other	101	1	117	9
Total Interest Income	7,814	7,351	15,504	14,143

INTEREST EXPENSE
Deposits	2,558	1,932	4,970	3,601
Short-Term Borrowings	56	103	163	188
Long-Term Debt	843	1,411	1,922	2,667
Junior Subordinated Debentures	321	203	639	397
Total Interest Expense	3,778	3,649	7,694	6,853
Net Interest Income	4,036	3,702	7,810	7,290
PROVISION for LOAN and LEASE LOSSES	270	307	477	337
Net Interest Income after Provision for Loan and Lease Losses	3,766	3,395	7,333	6,953

OTHER OPERATING INCOME
Income from Fiduciary Activities	143	66	210	143
Service Charges on Deposit Accounts	467	417	866	805
Other Service Charges, Commissions, Fees	300	249	536	463
Alternative Investment Sales Commissions	217	184	416	353
Net Investment Securities Gains	597	19	78	41
Impairment Charge on Investment Security	(450)	–	(450)	–
Mortgage Banking/Brokerage Activities	619	824	1,405	1,514
Title Insurance/Settlement Income	100	158	223	290
Earnings from Bank-Owned Life Insurance	106	90	209	181
Other Income	85	107	285	200
Total Other Operating Income	2,184	2,114	3,778	3,990

OTHER OPERATING EXPENSES
Salaries and Wages	2,063	2,012	4,251	3,975
Retirement Plan and Other Employee Benefits	513	539	1,113	1,109
Net Occupancy	746	375	1,291	699
Furniture and Equipment	272	224	532	408
Professional Fees	495	163	868	348
Data Processing Services	223	209	439	411
Pennsylvania Shares Tax	94	81	156	108
Advertising and Marketing	211	460	435	715
ATM Processing	86	107	173	201
Minority Interests in Earnings (Losses) of Subsidiaries	(138)	139	(67)	130
Restructuring Charge	181	–	717	–
Other Expenses	911	783	1,606	1,559
Total Other Operating Expenses	5,657	5,092	11,514	9,663
Income (Loss) Before Income Taxes	293	417	(403)	1,280
PROVISION for (BENEFIT from) INCOME TAXES	(44)	(55)	(384)	38
NET INCOME (LOSS) for PERIOD	$337	$472	$(19)	$1,242

PER SHARE INFORMATION
Net Income (Loss) for Period – Basic	$0.13	$0.19	$(0.01)	$0.49
Net Income (Loss) for Period – Assuming Dilution	0.13	0.19	(0.01)	0.49
Cash Dividends	0.06	0.16	0.16	0.32

BOARD OF DIRECTORS

DONALD “CHIP”
CARGAS, JR.
Founder/President/CEO,
Cargas Systems, Inc.

NANCY SHAUB COLARIK
Retired Senior Officer
from Banking

KEVIN DOLAN
Attorney/Partner,
Gingrich, Smith,
Klingensmith & Dolan

MARK D. GAINER
Chairman/President/CEO,
Union National Financial
Corporation
Chairman/CEO, Union
National Community Bank

JAMES R. GODFREY
Executive Vice President,
Teachers Protective Mutual
Life Insurance Company

BARRY C. HUBER, CPA
Managing Partner,
Trout, Ebersole and Groff, LLP

THOMAS J. MCGRATH
DVM, MS, PHD
Owner of Donegal Animal
Hospital, P.C.

WILLIAM M. NIES
Real Estate Developer/Sales,
L.M.S. Commercial
Real Estate

DARWIN A. NISSLEY
Partner, Nissley Brothers

LLOYD C. PICKELL
Lloyd C. Pickell, P.A.

STEPHEN D. STAMAN
Vice President, Union
National Financial
Corporation
Executive Vice President,
Chief Revenue Officer,
Union National
Community Bank

OFFICERS

MARK D. GAINER
Chairman/President/CEO

JAMES R. GODFREY
Vice Chairman

DARWIN A. NISSLEY
Secretary

STEPHEN D. STAMAN
Vice President

CORPORATE HEADQUARTERS

Union National Financial Corporation
570 Lausch Lane, Lancaster, PA 17601 • 717- 492 - 2222

DIVIDEND CALENDAR

Cash dividends are customarily payable on or about the
20th day of February, May, August and November.

Union National Community Bank
Wholly - owned subsidiary of Union National Financial Corporation

570 Lausch Lane, Lancaster, PA 17601
717- 492 - 2222 • www.uncb.com